EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-52378 on Form S-8 of Coachmen Industries, Inc. of our report dated June 25, 2008, appearing in this Annual Report on Form 11-K of Coachmen Industries, Inc. Retirement Plan and Trust for the year ended December 31, 2007.

/s/ Crowe Chizek and Company LLC

South Bend, Indiana
June 25, 2008